EXHIBIT 99.5

ELECTION FORM AND LETTER OF TRANSMITTAL

To Accompany Certificates Representing Shares of Common Stock of
Summit Properties Inc.

This Election Form and Letter of Transmittal are being delivered in connection with the merger of Summit Properties Inc. (“Summit”) with and into Camden Summit, Inc. (“Camden Summit”), a wholly owned subsidiary of Camden Property Trust (“Camden”). If you wish to make an election, you must complete this entire Election Form and Letter of Transmittal.

BOX A:	DESCRIPTION OF SHARES SURRENDERED See Instruction No. C(1)	(Please fill in. Attach separate sheet if needed.)

Name(s) and Address of Registered Holder(s)
If there is any error in the name or address shown below, please make the necessary corrections.		Certificate No.(s)	Number of Shares

TOTAL SHARES F

☐ Please indicate here if your stock certificate(s) have been lost, stolen, misplaced or mutilated and contact
American Stock Transfer & Trust Company at ____________________________.

See Instruction A(5)

PLEASE READ AND FOLLOW THE ATTACHED INSTRUCTIONS WHICH SET FORTH THE REQUIREMENTS THAT MUST BE COMPLIED WITH IN ORDER TO MAKE AN EFFECTIVE ELECTION.

BOX B:	ELECTION

The undersigned elects (the “Election”) to have his, her or its shares of common stock of Summit, par value $0.01 per share (“Summit Common Stock”), represented by the certificate(s) enclosed with this Election Form and Letter of Transmittal or as to which delivery is guaranteed, converted into the right to receive the merger consideration for the shares of Summit Common Stock represented by such certificate(s) as indicated below.

Please check the applicable box and fill in the number of shares for which an election is made, as applicable.
If you do not check any box, you will be
considered to have made NO ELECTION:

☐ SHARE ELECTION. The undersigned elects to receive a payment of .6687 of a common share of beneficial interest of Camden, par value $0.01 per share (“Camden Common Shares”), for            shares of Summit Common Stock represented by the certificate(s) enclosed with this Election Form and Letter of Transmittal or as to which delivery is guaranteed, plus cash in lieu of any fractional share.

☐ CASH ELECTION. The undersigned elects to receive a cash payment of $31.20 for            shares of Summit Common Stock represented by the certificate(s) enclosed with this Election Form and Letter of Transmittal or as to which delivery is guaranteed.

☐ NO ELECTION. The undersigned makes no election with respect to the consideration to be received in exchange for the total number of shares of Summit Common Stock represented by the certificate(s) enclosed with this Election Form and Letter of Transmittal or as to which delivery is guaranteed.

It is understood that this Election is subject to the terms, conditions and limitations set forth in the Agreement and Plan of Merger, dated as of October 4, 2004, among Camden, Camden Summit and Summit, as amended (the “Merger Agreement”), the accompanying Joint Proxy Statement/Prospectus dated [________________], and this Election Form and Letter of Transmittal.

Signature

Print Name Here

     IMPORTANT: To be effective, this Election Form and Letter of Transmittal, together with the certificate(s) representing the related shares of Summit Common Stock (or a properly completed notice of guaranteed delivery), must be received by American Stock Transfer & Trust Company (the “Exchange Agent”) no later than 5:00 P.M. Eastern Time, on         , 2005, the third business day prior to the date of the Summit special meeting (the “Election Deadline”). Deliveries made to addresses other than the address of the Exchange Agent set forth in Box E of this Election Form and Letter of Transmittal will not constitute valid deliveries and the Exchange Agent will have no responsibility for them.

     CAMDEN MAY ADJUST AN ELECTION. The Election made above will be honored to the extent possible. However, the total amount of cash that will be paid to Summit stockholders as consideration in the merger is fixed at approximately $434.4 million based on the number of shares of Summit Common Stock outstanding on    (the “Aggregate Cash Consideration”). The cash elections and the share elections in the merger are subject to reallocation to preserve this fixed limitation on the amount of cash to be paid in the merger. As a result, even if you make an election to receive cash for your shares of Summit Common Stock or an election to receive Camden Common Shares for your shares of Summit Common Stock, you may nevertheless receive a mix of cash and shares.

     If you have a preference for receiving either cash or Camden Common Shares for your shares of Summit Common Stock, you should return this Election Form and Letter of Transmittal indicating your preference. Summit stockholders who make an election will be accorded priority over those stockholders who make no election in instances where the cash consideration or share consideration must be reallocated among holders of Summit Common Stock. If you do not make an election, you will be allocated cash and/or Camden Common Shares depending on the remaining pool of cash available for paying the merger consideration after honoring the cash elections and share elections that other Summit stockholders have made. HOWEVER, EVEN IF YOU DO MAKE AN ELECTION, YOU MIGHT NOT RECEIVE THE AMOUNT OF CASH AND CAMDEN COMMON SHARES THAT YOU ELECTED.

     It is unlikely that elections will be made so that the total amount of cash that will be paid in the merger will equal the Aggregate Cash Consideration. As a result, the Merger Agreement describes the procedures to be followed if Summit stockholders in the aggregate elect to receive more or less of the cash consideration than Camden has agreed to pay. These procedures are summarized below:

     Reallocation if Too Little Cash is Elected. Cash may be paid to Summit stockholders who make share elections if the number of cash election shares times $31.20 is less than the Aggregate Cash Consideration. In this event:

•	each Summit stockholder making a cash election will receive merger consideration consisting of cash;

•	each Summit stockholder that has not made an election will be deemed to have made a cash election and will receive merger consideration consisting of cash to the extent necessary to have the total number of cash election shares times $31.20 equal the Aggregate Cash Consideration, and if less than all of the non-election shares need to be treated as cash election shares, then the Exchange Agent will select on a pro rata basis which non-election shares will be treated as cash election shares, and all remaining non-election shares will be treated as share election shares and will receive merger consideration consisting of Camden common shares;

•	if all Summit stockholders that have not made an election are deemed to have made a cash election, and the total number of cash election shares (including any non-election shares treated as cash election shares) times $31.20 remains less than the Aggregate Cash Consideration, then the Exchange Agent will convert on a pro rata basis a sufficient number of share election shares into cash election shares such that the sum of the cash election shares (including any non-election shares treated as cash election shares) plus such reallocated shares times $31.20 equals the Aggregate Cash Consideration, and Summit stockholders holding such reallocated shares will receive merger consideration consisting of cash; and

•	each Summit stockholder making a share election, other than with respect to shares reallocated as set forth in the preceding paragraph, will receive merger consideration consisting of Camden Common Shares.

     Reallocation if Too Much Cash is Elected. Camden common shares may be issued to Summit stockholders who make cash elections if the number of cash election shares times $31.20 exceeds the Aggregate Cash Consideration. In this event:

•	each Summit stockholder making a share election or non-election will receive merger consideration consisting of Camden Common Shares;

•	the exchange agent will convert on a pro rata basis a sufficient number of cash election shares into share election shares such that the number of remaining cash election shares times $31.20 equals the Aggregate Cash Consideration, and stockholders holding such reallocated shares will receive merger consideration consisting of Camden Common Shares; and

•	each Summit stockholder making a cash election, other than with respect to shares reallocated as share election shares as set forth in the preceding paragraph, will receive merger consideration consisting of cash.

     NO FRACTIONAL SHARES. Holders of Summit Common Stock will not receive certificates or scrip representing fractional Camden Common Shares. Instead, each holder of Summit Common Stock otherwise entitled to a fractional share interest in Camden Common Shares will be paid an amount in cash, without interest, rounded to the nearest whole cent, determined by multiplying:

•	the average closing prices of a Camden Common Share on the New York Stock Exchange for the five (5) trading days immediately preceding the effective time of the merger, by

•	the fraction of the Camden Common Share which such holder of Summit Common Stock would otherwise be entitled to receive.

IMPORTANT

YOU MUST COMPLETELY FILL OUT THIS ELECTION FORM AND LETTER OF TRANSMITTAL
IN ORDER TO PROPERLY COMPLETE YOUR ELECTION

YOU MUST COMPLETE THE BOX BELOW

BOX C:	REQUIRED SIGNATURE(S) OF REGISTERED HOLDER(S) OR AGENT

The undersigned represents that I (we) have full authority to surrender the certificate(s) of Summit Common Stock for exchange and requests that the Camden Common Shares and/or the check issued as payment for the cash consideration or, if applicable, in lieu of any fractional share (“Payment Check”) be issued to the name and address in Box A unless instructions are given in Box G and/or Box H below. Must be signed by the registered holder(s) EXACTLY as name(s) appear(s) on the certificate(s). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation or others acting in a fiduciary or representative capacity, please set forth full title. See Instruction C(7)

Registered Holder	Registered Holder

Title, if any	Title, if any

Date: Phone No.: Date: Phone No.:

YOU MUST COMPLETE THE BOX BELOW

BOX D:	SUBSTITUTE FORM W-9

SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service	Part I - PLEASE PROVIDE YOUR TIN IN THE SPACE AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW	Social Security No. or Employer Identification No. (if awaiting TIN write “Applied for” and check the box in Part III)

Payer’s Request for Taxpayer Identification Number (TIN)	Part II - For Payees exempt from backup withholding, see the enclosed Guidelines For Certification of Taxpayers Identification Number on Substitute Form W-9 and complete as instructed Part III therein. Awaiting TIN: ☐

Certification: Under penalties of perjury, I certify that: (1) The number shown on this form is my correct taxpayer identification number, and (2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S. person (including a U.S. resident alien).

Certification Instructions - You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you were no longer subject to backup withholding, do not cross out item (2).

See Instruction C(8) and the accompanying Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 .

PLEASE SIGN HERE F	Signature Date

BOX E:	METHOD OF DELIVERY

Mail or deliver this Election Form and Letter of Transmittal, or a facsimile thereof, together with the certificate(s) representing your shares of Summit Common Stock, to the Exchange Agent at one of the addresses listed below:

BY MAIL, HAND OR OVERNIGHT DELIVERY:	BY FACSIMILE TRANSMISSION:	FOR CONFIRMATION ONLY TELEPHONE:

American Stock Transfer & Trust Company 59 Maiden Lane New York, NY 10038	For Eligible Institutions Only: (718) 234-5001	(800) 937-5449 (718) 921-8200

TELEPHONE ASSISTANCE: [______________________]
Method of delivery of the certificate(s) is at the option and risk of the owner thereof. See Instruction No. A(2) .

BOX F:	SIGNATURE(S) GUARANTEED (IF APPLICABLE) To be completed only if required by Instruction C(3).

Unless the certificates are tendered by the registered holder(s) of the Summit Common Stock, or for the account of a member of a “Signature Guarantee Program” (“STAMP”), Stock Exchange Medallion Program (“SEMP”) or New York Stock Exchange Medallion Signature Program (“MSP”) (an “Eligible Institution”), the signature(s) in Box C must be guaranteed by an Eligible Institution.

Name of Firm

Address of Firm — Please Print

Authorized Signature

SPECIAL PAYMENT AND MAILING INSTRUCTIONS

     The stock certificate(s) for Camden Common Shares and/or the Payment Check will be issued in the same names (s) as the certificate(s) surrendered and will be mailed to the address of the registered holder(s) indicated in Box A, unless otherwise indicated in Box G and Box H below. If Box G is completed, the signatures in Box C must be guaranteed as set forth in Instruction C(3). (See Box F)

BOX G:	SPECIAL ISSUANCE INSTRUCTIONS	BOX H:	SPECIAL DELIVERY INSTRUCTIONS
	(IF APPLICABLE)		(IF APPLICABLE)
	See Instruction C(7) .		See Instruction C(6).

Complete ONLY if the certificate(s) for Camden Common Shares and/or the Payment Check are to be issued in a name which differs from the name on the surrendered certificate(s). Issue and/or pay to:		Complete ONLY if the certificate(s) for the Camden Common Shares and/or the Payment Check are to be mailed to some address other than the address reflected in Box B. Mail to:

Name:		Name:
Address:		Address:

INSTRUCTIONS
FOR COMPLETING
ELECTION FORM AND
LETTER OF TRANSMITTAL

     These instructions are for the accompanying Election Form and Letter of Transmittal for the registered stockholders of Summit Properties Inc. (“Summit”) in connection with the merger of Summit with and into Camden Summit, Inc. (“Camden Summit”), a wholly owned subsidiary of Camden Property Trust (“Camden”). All elections are subject to the Agreement and Plan of Merger, dated October 4, 2004, among Camden, Camden Summit and Summit, as amended, (the “Merger Agreement”) that was furnished to Summit stockholders as part of a Joint Proxy Statement/Prospectus dated [________________]. The Election Form and Letter of Transmittal should be properly completed, dated, signed, separated and delivered, together with all certificates representing shares of common stock of Summit, par value $0.01 per share (“Summit Common Stock”), currently held by you (unless a notice of guaranteed delivery is properly completed in accordance with Instruction A(3), to American Stock Transfer & Trust Company (the “Exchange Agent”) at the appropriate address set forth in Box E of the Election Form and Letter of Transmittal. Please read and follow the instructions regarding the completion of the Election Form and Letter of Transmittal set forth below. If you have any questions concerning the Election Form and Letter of Transmittal, see Instruction C(10).

A. ELECTION

(1) Election Deadline. In order for an election to be effective, the Exchange Agent must receive a properly completed Election Form and Letter of Transmittal, accompanied by the certificate(s) representing all the shares of Summit Common Stock held by you (unless a notice of guaranteed delivery is properly completed in accordance with Instruction A(3)), NO LATER THAN 5:00 P.M., EASTERN TIME ON ____________, 2005, the third business day prior to the date of the Summit special meeting (the “Election Deadline”). For instructions regarding changes or revocations of your election and the time in which such changes or revocations can be made, see Instruction B(1). You should understand that your election is subject to certain terms and conditions that are set forth in the Election Form and in the Merger Agreement and are described in the Joint Proxy Statement/Prospectus dated [_______________]. Copies of the Joint Proxy Statement/Prospectus may be requested from the proxy solicitor at the phone number set forth in Instruction C(10).

(2) Delivery of Stock Certificates. In order to make an effective election, you must correctly complete the Election Form and Letter of Transmittal. The Election Form and Letter of Transmittal should be completed, signed, dated and mailed or delivered to the Exchange Agent by the Election Deadline at the address indicated in Box E of the Election Form and Letter of Transmittal, accompanied by the certificate(s) representing shares of Summit Common Stock being surrendered in exchange for cash and/or common shares of beneficial interest of Camden, par value $0.01 per share (“Camden Common Shares”), or a properly completed guaranty of delivery (see Instruction A(3). For your convenience in surrendering your certificate(s), a return envelope is enclosed.

     YOU MAY CHOOSE ANY METHOD TO DELIVER THE ELECTION FORM AND LETTER OF TRANSMITTAL. HOWEVER, YOU ASSUME ALL RISK OF NON-DELIVERY. IF YOU CHOOSE TO USE THE MAIL, WE RECOMMEND THAT YOU USE REGISTERED MAIL, RETURN RECEIPT REQUESTED, AND THAT YOU PROPERLY INSURE ALL STOCK CERTIFICATES. DELIVERY OF CERTIFICATES WILL BE DEEMED EFFECTIVE AND RISK OF LOSS WITH RESPECT TO SUCH CERTIFICATES SHALL PASS ONLY WHEN SUCH CERTIFICATES ARE ACTUALLY RECEIVED BY THE EXCHANGE AGENT.

(3) Guaranteed Delivery. Summit stockholders whose certificates are not immediately available may also make an election by completing the Election Form and Letter of Transmittal and having the Notice of Guaranteed Delivery properly completed and duly executed by a firm that is a member of the NYSE or another registered national securities exchange or a commercial bank or trust company having an office in the United States (subject to the condition that the stock certificates, the delivery of which is thereby guaranteed, are in fact delivered to the Exchange Agent within three New York Stock Exchange (“NYSE”) trading days of the execution of the Guaranty of Delivery (the “Notice of Guaranteed Delivery Deadline”). The Notice of Guaranteed Delivery may be faxed to the Exchange Agent as set forth in Box E of the Election Form and Letter of Transmittal.

     IF THE EXCHANGE AGENT HAS NOT RECEIVED YOUR PROPERLY COMPLETED ELECTION FORM AND LETTER OF TRANSMITTAL, ACCOMPANIED BY YOUR CERTIFICATES OF SUMMIT COMMON STOCK BY THE ELECTION DEADLINE (UNLESS THE NOTICE OF GUARANTEED DELIVERY HAS BEEN PROPERLY COMPLETED AND SUCH CERTIFICATES ARE RECEIVED BY THE EXCHANGE AGENT BY THE GUARANTY OF DELIVERY DEADLINE), YOUR SHARES WILL BE DESIGNATED AS NON-ELECTION SHARES.

(4) Shares as to Which No Election is Made. If a holder of shares of Summit Common Stock marks the “No Election” box on the Election Form and Letter of Transmittal, fails to submit a properly completed Election Form and Letter of Transmittal together with certificates representing their shares of Summit Common Stock by the Election Deadline, or as to which delivery of such shares is guaranteed, by the Guaranty Delivery Deadline, or revokes their previously submitted Election Form and Letter of Transmittal and fails to submit a property completed Election Form and Letter of Transmittal together with certificate(s) representing their shares of Summit Common Stock or as to which delivery of such shares is guaranteed, the shares held by such holder (each, a “Non-Electing Stockholder”), shall be designated “Non-Election” shares and exchanged in accordance with the reallocation provisions of the Merger Agreement. In addition, a Summit stockholder who does not tender an election for all of his, her or its shares will be deemed to be a Non-Electing Stockholder with respect to those shares not tendered.

(5) Lost, Stolen or Destroyed Certificates. If your certificate(s) of Summit Common Stock has been lost, stolen or destroyed, you should notify the Exchange Agent. The Exchange Agent will forward additional documentation necessary to be completed in order to effectively surrender your lost, stolen or destroyed certificates. In order to make an effective election with respect to the lost certificates, you must complete the additional documentation and pay for an indemnity bond covering the lost certificates(s). IF YOU HAVE NOT COMPLETED THE ELECTION FORM AND LETTER OF TRANSMITTAL, COMPLIED WITH THE PROCEDURES FOR REPLACING LOST CERTIFICATES AND PAID FOR THE INDEMNITY BOND PRIOR TO THE ELECTION DEADLINE, YOU WILL BE DEEMED TO HAVE MADE NO ELECTION WITH RESPECT TO SHARES OF SUMMIT COMMON STOCK REPRESENTED BY THE LOST CERTIFICATES.

B. SPECIAL CONDITIONS

(1) Change or Revocation of Election. A holder of shares of Summit Common Stock who has made an election may at any time prior to the Election Deadline change such election by submitting to the Exchange Agent a revised Election Form and Letter of Transmittal (or a facsimile thereof), properly completed and signed, that is received by the Exchange Agent prior to the Election Deadline.

(2) Nullification of Election. All Election Forms and Letters of Transmittal will be void and of no effect if the merger is not consummated and stock certificates submitted with the Election Forms and Letters of Transmittal will be promptly returned to the person(s) submitting the same.

(3) Joint Forms of Election. For purposes of the Election Form and Letter of Transmittal and the allocation procedures described under “CAMDEN MAY ADJUST AN ELECTION” on the Election Form and Letter of Transmittal, holders of shares of Summit Common Stock who join in making a joint election will be considered to be a single holder of such shares. A joint Election Form and Letter of Transmittal may be submitted only by persons submitting certificates registered in different forms of the same name (e.g. “John Smith” on one certificate and “J. Smith” on another) and by persons who may be considered to own each other’s shares by reason of the ownership attribution rules contained in Section 318(a) of the Internal Revenue Code of 1986, as amended. If the Election Form and Letter of Transmittal are submitted as a joint Election Form and Letter of Transmittal, each record holder of shares of Summit Common Stock covered thereby must properly sign the Election Form and the Letter of Transmittal, attaching additional sheets if necessary. The signatures of such holders will be deemed to constitute a certification that the persons submitting a joint Election Form and Letter of Transmittal are eligible to do so.

(4) Forms or Election of Nominees. Any record holder of shares of Summit Common Stock who is a nominee (such as a broker holding shares in “street name”) may submit one or more Election Forms and Letters of Transmittal, indicating on the form or forms a combination of elections covering up to the aggregate number of shares of Summit Common Stock owned by such record holder. However, upon the request of Camden, such record holder will be required to certify to the satisfaction of Camden that such record holder holds such shares of Summit Common Stock as nominee for the beneficial owners of such shares. Each beneficial owner for whom such an Election Form and Letter of Transmittal is so submitted will be treated as a separate stockholder of Summit for purposes of allocating Camden Common Shares and cash payments to be issued upon consummation of the merger.

C. GENERAL

(1) Listing of Certificates. List the stock certificate number and number of shares represented by each Summit Common Stock certificate surrendered for exchange in the space provided in Box A of the Election Form and Letter of Transmittal. If the space provided is inadequate, use a separate schedule and attach it to the Election Form and Letter of Transmittal. The total number of shares of Summit Common Stock surrendered for exchange for cash and/or Camden Common Shares should equal the total number of shares of Summit Common Stock held of record by the holder as indicated on the books of Summit. The Exchange Agent may delay the exchange until any difference in the number of shares of Summit Common Stock surrendered and the number of shares of Summit Common Stock held of record is resolved.

(2) Signatures. Except as otherwise permitted below, you must sign the Election Form and Letter of Transmittal exactly the way your name appears on the face of your surrendered stock certificate(s). If the shares are owned by two or more persons, each must sign exactly as his or her(s) name appears on the face of the surrendered certificate(s).

(3) Signature Guarantee. If any checks issued as payment for cash consideration or, if applicable, in lieu of any fractional share (“Payment Check(s)”) and/or certificate(s) for Camden Common Shares is to be issued in a name different from that appearing on the face of the surrendered certificate(s), the certificate(s) must be properly endorsed by the registered holder(s) thereof or accompanied by appropriate stock powers properly executed and the signature(s) to the endorsement on the stock power must be guaranteed by a commercial bank or trust company located in the United States or by a firm of brokers having membership in a national securities exchange and Box F — “GUARANTEE OF SIGNATURE(s)” — of the Election Form and Letter of Transmittal must be completed.

(4) Issuance of Payment Check(s) and Certificate(s). The Payment Check(s) and/or certificate(s) for Camden Common Shares will be issued in the name of the registered holder(s) as inscribed on the surrendered certificate(s). However, if the name is incorrect or wrong, it may be corrected by following Instruction C(5) below. If the Payment Check(s) and/or certificate(s) for Camden Common Shares are to be issued in the name of someone other than the registered holder(s) of the surrendered certificate(s), you must follow Instruction C(7) below.

(5) Correction of or Change in Name. For a correction of name or for a change in name which does not involve a change of ownership, please complete Box G — “SPECIAL ISSUANCE INSTRUCTION” — on the Election Form and Letter of Transmittal and proceed as follows: for a change in name by marriage, etc., the Election Form and Letter of Transmittal should be signed, e.g., “Mary Doe, now by marriage Mary Jones,” with the signature guaranteed as described in Instruction C(3) and Box F should be completed. For a correction in name, the Election Form and Letter of Transmittal should be signed, — e.g., “James E. Brown, incorrectly inscribed as J.E. Brown,” with the signature guaranteed as described in Instruction C(3) and Box F should be completed.

(6) Special Delivery Instructions. The Payment Check(s) and/or certificate(s) for Camden Common Shares will be mailed to the address of the registered holder(s) as indicated in Box A of the Election Form and Letter of Transmittal unless instructions to the contrary are given by completing Box H — “SPECIAL DELIVERY INSTRUCTIONS” — on the Election Form and Letter of Transmittal.

(7) Transfer of Shares and Rights to Receive Proceeds. If any Payment Check(s) and/or any certificate(s) for Camden Common Shares is to be issued to a person other than the registered holder(s) of the Summit Common Stock surrendered for exchange, then:

•	The certificate(s) representing shares of Summit Common Stock surrendered for exchange must be endorsed by the registered holder(s) or accompanied by an appropriate stock power, with the signature(s) guaranteed in the usual form by a bank or brokerage firm acceptable to the Exchange Agent as described in Instruction C(3);

•	The signature of trustees, executors, administrators, guardians, officers of corporations, attorneys-in-fact or others acting in a fiduciary or representative capacity must be accompanied by proper evidence of each signer’s authority to act; and

•	Box G — “SPECIAL ISSUANCE INSTRUCTIONS” — of the Election Form and Letter of Transmittal must be completed.

(8) Backup Withholding. Each person surrendering certificate(s) representing shares of Summit Common Stock to the Exchange Agent is required to provide the Exchange Agent with a correct Taxpayer Identification Number (“TIN”) on Substitute Form W-9, which is provided herein on Box D, and to indicate, if applicable, that such person is not subject to backup withholding. If such person is an individual, the TIN is his or her social security number. If the Exchange Agent is not provided with the correct TIN, such person may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, failure to provide the information on the form may subject such person to 28% federal income tax withholding on any payment. This form may be used to certify that such person is not a United States citizen or resident. If Box G “SPECIAL ISSUANCE INSTRUCTIONS” is completed, the person named in Box G will be considered the person surrendering certificate(s) representing shares of Summit Common Stock for purposes of backup withholding.

     Exempt stockholders (including, among others, certain foreign individuals) are not subject to these backup withholding and reporting requirements and should write “Exempt” on the face of the Substitute Form W-9. However, such stockholders should also provide a TIN to avoid erroneous backup withholding.

(9) Notice of Defects; Resolution of Disputes. None of Camden, Camden Summit, Summit or the Exchange Agent will be under any obligation to notify you or anyone else that the Exchange Agent has not received a properly completed Election Form and Letter of Transmittal or that any of such forms are defective in any way.

     The Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change of any Election Form and Letter of Transmittal has been properly made and to disregard immaterial defects in any Election Form and Letter of Transmittal, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive.

(10) Questions and Requests for Information or Assistance. If you have any questions or need assistance to complete the Election Form and Letter of Transmittal, please contact [___________________] at [___________________]. You may also obtain additional copies of the Election Form and Letter of Transmittal, as well as copies of the Joint Proxy Statement/Prospectus dated [_______________], from [__________________] or from the Exchange Agent at the address and telephone numbers set forth in Box E of the Election Form and Letter of Transmittal.

D. DELIVERY OF CERTIFICATES OF CAMDEN COMMON SHARES AND/OR PAYMENT CHECKS

     By the later of (i) the effective time of the merger or (ii) seven (7) business days after the Election Deadline, the Exchange Agent will make the allocations of cash and Camden Common Shares to be received by holders of Summit Common Stock or their designees in accordance with the Merger Agreement and the Election Form and Letter of Transmittal. The Exchange Agent will then issue and mail to you a certificate representing Camden Common Shares and/or a Payment Check for any cash to which you are entitled, provided you have delivered the required certificate(s) for your shares of Summit Common Stock in accordance with the terms of the Election Form and Letter of Transmittal.

     If you do not submit an effective Election Form and Letter of Transmittal, as soon as practicable after the completion of the merger, the Exchange Agent will mail to you a Letter of Transmittal and instructions for use in effecting the surrender of the certificate(s) representing shares of Summit Common Stock in exchange for the merger consideration allocated to you.